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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Pain Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                                                          Mailed to Shareholders
                                                      on or about April 25, 2001

                            Pain Therapeutics, Inc.
                                416 Browning Way
                         South San Francisco, CA 94080

                            ------------------------

                         SUPPLEMENT TO PROXY STATEMENT

Dear Shareholder:

     Recently you received a Notice of Annual Shareholders' Meeting and Proxy Statement. Due to a printer's error, certain copies of the Proxy Statement inadvertently omit the number of shares of common stock issued and outstanding on page 1, paragraph 4. The omitted information is as follows: on April 12, 2001, the Record Date for our Annual Meeting, 26,740,316 shares of our common stock were issued and outstanding. The Proxy Statement filed with the Securities and Exchange Commission contains this information. Except for this supplement, all other information is as set forth in the Proxy Statement.

     For your convenience, enclosed please find a printed copy of the Proxy Statement.

     This supplement is being mailed to Pain Therapeutics, Inc.'s shareholders entitled to vote at the Annual Meeting on May 31, 2001.

                                          Sincerely,

                                          /s/ David L. Johnson

                                          David L. Johnson
                                          Chief Financial Officer

South San Francisco, California
April 25, 2001